EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON SEPTEMBER 20, 2018 FROM EXODUS ENERGY, INC.

INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of
Empire Petroleum Corporation

Report on the Statements of Revenues and Direct Operating Expenses

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties Empire Petroleum Corporation purchased on September 20, 2018 from Exodus Energy, Inc. (the Properties) for the years ended December 31, 2017 and 2016 (collectively, the financial statements), and the related notes to the statements of revenues and direct operating expenses.

Management's Responsibility for the Statements of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2017 and 2016, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the statements of revenues and direct operating expenses, the accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8K/A Amendment No. 1 of Empire Petroleum Corporation and are not intended to be a complete presentation of the results of the operations of the Properties.  Our opinion is not modified with respect to this matter.

December 6, 2018
Tulsa, Oklahoma

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON SEPTEMBER 20, 2018 FROM EXODUS ENERGY, INC.

	For the six months ended June 30,		For the years ended December 31,
	2018	2017	2017	2016
	(Unaudited)

Revenues-oil and gas sales	$393,273	$267,059	$525,032	$667,421

Severance taxes	37,747	25,283	43,457	64,146
Lease operating expenses	246,775	207,976	513,056	683,998

Total direct operating expenses	284,522	233,259	556,513	748,144

Excess (deficiency) of revenues over direct operating expenses	$108,751	$33,800	$(31,481)	$(80,723)

See notes to statements of revenues and direct operating expenses.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES EMPIRE PETROLEUM CORPORATION
PURCHASED ON SEPTEMBER 20, 2018 FROM EXODUS ENERGY, INC.

Note 1 – The Properties

On September 20, 2018, a wholly owned subsidiary of Empire Petroleum Corporation ("Empire") purchased oil and gas properties (the "Properties") from Exodus Energy, Inc. ("Exodus") under a Purchase and Sale Agreement dated July 12, 2018 (the "Purchase Agreement") for a purchase price of $969,042.  The effective date of the transaction was August 1, 2018.  After certain adjustments under the Purchase Agreement related to the effective date, the total proceeds paid to Exodus were $876,672.  Such proceeds were paid from sales of unregistered securities of Empire and borrowing under Empire's Senior Revolver Loan Agreement.

The oil and gas properties purchased from Exodus include 1,500 gross developed and undeveloped acres and eight wells currently producing approximately 135 barrels of oil equivalent (BOE) per day. The Company's working interests in the wells range from 50% to 90%.

Note 2 – Basis of Presentation

During the periods presented, the Properties were accounted for by Exodus using the tax basis of accounting.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the Properties.  Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Empire's net working interest in the Properties for the years ended December 31, 2017 and 2016 and the six months ended June 30, 2018 and 2017 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and gas properties acquired and do not represent all the operations and administrative activities of Exodus, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statements presented are not indicative of the results of operations of the Properties going forward due to changes in the business, including the price of oil and gas and inclusion of the above mentioned expenses.

The statements of revenues and direct operating expenses of the Properties for the six months ended June 30, 2018 and 2017 are unaudited. In the opinion of Empire's management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Properties. These interim results are not necessarily indicative of results for a full year.

Empire reviewed events occurring after the date of the latest financial statement which could affect the Properties' financial position and/or results of operations for the period. Empire reviewed and evaluated events through December 6, 2018 the date these financial statements were available to be issued.

Note 3 – Unaudited Interim Financial Information

The accompanying statements of revenues and direct operating expenses for the six months ended June 30, 2018 and 2017, are unaudited.  The unaudited interim statements of revenues and direct operating expenses were prepared on the same basis as the audited statements of revenues and direct operating expenses for the years ended December 31, 2017 and 2016.  In the opinion of management, the unaudited interim statements reflect all adjustments necessary to state fairly the statements of revenues and direct operating expenses of the Properties. The revenues and direct operating expenses for the interim periods ended June 30, 2018 and 2017, are not necessarily indicative of results that may be expected for the years ending December 31, 2018, or any future periods.

Note 4 – Commitments and Contingencies
Empire is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.
Note 5 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)
The following reserve estimates present the Company's net estimate of the proved natural gas and oil reserves and net cash flow of the Properties, in accordance with the guidelines established by the Securities and Exchange Commission.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing natural gas and oil properties.  Accordingly, the estimates are expected to change as future information becomes available.  All the oil and natural gas reserves are located in Louisiana.
Reserve Quantity Information
Proved oil and natural gas reserves are those quantities of oil and natural gas, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well. Proved undeveloped reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.
Below are the net quantities of net proved developed and undeveloped reserves of the Properties:
	As of December 31,
	2017		2016
	Oil	Natural Gas	Oil	Natural Gas
	(MBbls)	(MMcf)	(MBbls)	(MMcf)
Proved developed and undeveloped reserves:
Beginning of year	441	906	469	1,020
Revision of estimates	11	71	(15)	(54)
Production	(8)	(40)	(13)	(60)

End of year	444	937	441	906

Proved developed reserves:
Beginning of year	140	906	168	1,020

End of year	143	937	140	906

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves
The standardized measure of discounted future net cash flows relating to oil and natural gas reserves and associated changes in standard measure amounts were prepared in accordance with the provision of Financial Accounting Standard Board ASC 932-235-555.  Future cash inflows were computed by applying average prices of oil and natural gas for the last 12 months to estimated future production.  Future production and development costs were computed by estimating the expenditures to be incurred in developing the oil and natural gas reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.  Future net cash flows are discounted at the rate of 10% annually to derive the standardized measure of discounted cash flows.  Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of the Properties' oil and natural gas reserves.  Standard measure amounts are:
	2017	2016

Future cash inflows	$25,648,720	$20,741,360
Future production costs	(8,408,830)	(7,276,410)
Future development costs	(3,535,840)	(3,535,840)

Future net cash flows	13,704,050	9,929,110
10% annual discount for timing of cash flows	(6,173,810)	(4,887,220)

Standardized Measure	$7,530,240	$5,041,890

The 12-month average prices were adjusted to reflect applicable quality differentials to arrive at realized sales prices used to estimate the Properties' reserves. The prices for the Properties' reserves were as follows:
	2017	2016

Representative NYMEX prices:
Natural gas (MMBtu)	$2.79	$2.23
Oil (Bbl)	$51.87	$42.42

Changes in the Standardized Measure of Discounted Future Net Cash Flows at 10% per annum are as follows:
	2017	2016

Standardized measure – beginning of year	$5,041,890	$7,087,690

Sales of oil and gas production	(525,032)	(667,421)
Production cost, oil and gas produced	556,513	748,144
Changes in price and production costs	1,397,501	(2,225,100)
Accretion of discount	504,189	708,769
Revision of quantity estimates	351,709	(277,854)
Timing and other	203,470	(332,338)

Change in standardized measure	2,488,350	(2,045,800)

Standardized measure – end of year	$7,530,240	$5,041,890

Estimates of economically recoverable natural gas and oil reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results.  Therefore, actual production, revenues, development and operating expenditures may not occur as estimated.  The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters.  Actual quantities of natural gas and oil may differ materially from the amounts estimated.